Exhibit 3.74

ARTICLES OF ORGANIZATION

OF

DIAGNOSTIC PATHOLOGY MANAGEMENT SERVICES, LLC

The undersigned, desiring to form a limited liability company pursuant to the Oklahoma Limited Liability Company Act, 18 O.S., Section 2004, et seq., as amended, executes the following Articles of Organization:

1.                                       The name of the limited liability company is Diagnostic Pathology Management Services, LLC.

2.                                       The street address of the limited liability company’s principal place of business is 7289 Garden Road, Suite 200, Riviera Beach, Florida 33404.

3.                                       The name and street address of the limited liability company’s resident agent in the State of Oklahoma are:

Corporation Service Company

115 S.W. 89th Street

Oklahoma City, Oklahoma 73139

4.                                       The term of existence of the limited liability company is perpetual.

5.                                       These Articles of Organization shall be effective at 11:59 p.m. on September 30, 2003.

[Signature on following page]

IN WITNESS WHEREOF, the undersigned executes these Articles of Organization this 25th day of September, 2003.

/s/ STEPHEN A. DILLEMUTH
Stephen A. Dillemuth
Organizer

7289 Garden Road, Suite 200
Riviera Beach, Florida 33404